SKYBRIDGE WIRELESS, INC. SECURES EQUITY COMMITMENT FROM GLOBALEVEST PARTNERS, LLC FOR FUNDING UP TO 4.5 MILLION DOLLARS

LAS VEGAS, NEVADA, October 5, 2004 — SkyBridge Wireless, Inc. (OTC Bulletin Board: SBWL) announced today that it has signed a 4.5 million dollar equity line with New York based Globalvest Partners, LLC. This funding will allow SkyBridge to complete its build out and marketing plan for the Las Vegas Valley. The funding will begin after SkyBridge files a registration statement that is declared effective by the SEC.

Currently SkyBridge is being funded through a $1 million convertible debenture offering which investment bankers May Davis Group has set in place. SkyBridge has received over $400,000 from these debentures. These funds will keep SkyBridge moving forward until the registration statement is declared effective by the SEC and SkyBridge can start drawing on the 4.5 million dollars from Globalvest.

James Wheeler, SkyBridge Wireless, Inc. CEO stated “We are pleased to have a quality firm such as Globalvest as a funding source. This will allow SkyBridge to have enough resources to complete its build-out of the Las Vegas Valley and give us the ability to cover over 95% of the Las Vegas Valley with Fixed Wireless High Speed Broadband which is currently needed by over 65,000 customers”.

Owen May, Chairman of the May Davis Group, stated “we are excited about the opportunity to assist SkyBridge Wireless, Inc. in positioning itself as the wireless broadband provider in the Las Vegas area. We are also pleased to find that one of our institutional clients (Globalvest) shares our optimism in SkyBridge Wireless’ ability and likelihood to successfully implement its business plan”.

About SkyBridge Wireless, Inc

SkyBridge Wireless, Inc. is positioned to produce solid growth, rapidly increasing revenues and impressive share value gains. Focused on High Growth Areas in High Growth Sectors, the company is focused on high-speed fixed wireless Internet access to businesses and communities in some of the nation’s fastest-growing metropolitan markets, with initial efforts in Las Vegas, Nevada, a very dynamic market. Wireless service allows customers to use the Internet at speeds up to 50 times faster than today’s dial-up modems. As the desire for more information, communication and entertainment grows, so does the need for solutions to provide these services at high speed and at an acceptable cost. SkyBridge Wireless fixed wireless broadband access provides just that, offering solutions that meet the requirements of businesses and enterprises alike, at a fraction of the cost of wireline T-1 data connections, and can be installed and operational in a much shorter time than other data solutions. Wireless represents one of today’s fastest-growing industry sectors. No assurance can be made that SkyBridge Wireless will accomplish its goals.

Certain Information

Certain statements in this news release may contain forward-looking information and are based on Management’s current expectations, estimates and projections subject to change. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company disclaims any information that is created or distributed by any outside party and endorses only information that is communicated by its official Press Releases.

Contact Information: SkyBridge Wireless Inc., Las Vegas James Wheeler, CEO or Jason Neiberger, President 702-897-8704 or 866-SKY-BRDG http://www.skybridgewireless.net, E-mail: info@skybridgewireless.net